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Exhibit 4.2

FRONTIER AIRLINES, INC.

and

U.S. BANK
NATIONAL ASSOCIATION,

As Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of December 7, 2005

Supplemental to Indenture
Dated as of December 7, 2005

Creating a Series of Securities
designated
5% Convertible Debentures due 2025

Annex A: Form of Debenture
Annex B: Form of Subsidiary Guarantee

ii

        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 7, 2005, between Frontier Airlines, Inc., a corporation organized and existing under the laws of Colorado (the "Company"), and U.S. Bank National Association, a nationally chartered banking association, as trustee (the "Trustee").

RECITALS OF THE COMPANY

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 7, 2005 (the "Base Indenture"), providing for the issuance from time to time of its debt securities in one or more series;

        WHEREAS, Section 901(6) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

        WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5% Convertible Debentures due 2025 (the "Debentures"), in an initial aggregate principal amount of $80,000,000 (or $92,000,000 to the extent that the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full);

        WHEREAS, the Company proposes by this First Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Debentures (and not to any other series of Securities, including, without limitation, any Bearer Securities) to provide for the form, terms and other provisions of the Debentures as a separate series of Securities to be issued under the Indenture;

        WHEREAS, all acts and things necessary to duly authorize and reserve for issuance shares of Common Stock issuable upon the conversion of the Debentures have been done and performed; and

        WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Debentures have in all respects been duly authorized.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debentures as follows:

ARTICLE I
Definitions and Other
Provisions of General Application

        SECTION 1.01. Definitions. For all purposes of the Base Indenture and this First Supplemental Indenture relating to the series of Securities, consisting of the Debentures, created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article, (ii) any term that is defined in both the Base Indenture and this First Supplemental Indenture shall have the meaning assigned to such term in this First Supplemental Indenture, (iii) any capitalized term that is used in this First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture and (iii) as used in this First Supplemental Indenture, the terms "herein," "hereof," "hereunder" and other words of similar import refer to this First Supplemental Indenture.

        "Accepted Purchased Shares" has the meaning specified in Section 4.03(f) hereof.

        "Additional Debentures" has the meaning specified in Section 2.04 hereof.

        "Additional Shares" has the meaning specified in Section 4.01(c) hereof.

        "Adjustment Determination Date" has the meaning specified in Section 4.03(k) hereof.

        "Adjustment Event" has the meaning specified in Section 4.03(k) hereof.

        "Authorized Officer" means any executive officer of the Company authorized by the Company to issue the Debentures.

        "Base Indenture" has the meaning specified in the recitals hereof.

        "Bearer Security" has the meaning set forth in the Base Indenture.

        "Board of Directors" has the meaning set forth in the Base Indenture.

        "Board Resolution" has the meaning set forth in the Base Indenture.

        "Business Day" has the meaning set forth in the Base Indenture.

        "Capital Stock" means, for any entity, all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by such entity.

        "close of business" means 5 p.m. (New York City time).

        "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 4.05 hereof, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this First Supplemental Indenture, including any Rights attached thereto (namely, the Common Stock, no par value), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" has the meaning specified in the recitals hereof.

        "Company Repurchase Notice" has the meaning specified in Section 5.07(c) hereof.

        "Company Repurchase Notice Date" has the meaning specified in Section 5.07(b) hereof.

        "Conversion Agent" means any Person authorized by the Company to deliver shares of Common Stock (or other property into which the Debentures may be converted) upon conversion of any Debenture, on behalf of the Company.

        "Conversion Date" has the meaning specified in Section 4.02(d) hereof.

        "Conversion Notice" has the meaning specified in Section 4.02(d) hereof.

        "Conversion Obligation" has the meaning specified in Section 4.01(a) hereof.

        "Conversion Price" as of any date will equal $1,000 divided by the Conversion Rate as of such date.

        "Conversion Rate" has the meaning specified in Section 4.01(a) hereof.

        "Corporate Trust Office" has the meaning set forth in the Base Indenture.

        "Cut-off Date" has the meaning specified in Section 4.02(b) hereof.

        "Daily Conversion Value" means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 4.05) on such day.

        "Daily Settlement Amount," for each of the 20 Trading Days during the Observation Period, shall consist of:

  (i)
  cash equal to the lesser of $50 and the Daily Conversion Value relating to such day; and

  (ii)
  if such Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 4.05) for such day.

        "Daily VWAP" for the Common Stock means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page FRNT <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method). The Daily VWAP of any Reference Property shall be calculated in a manner determined in good faith by the Board of Directors to most closely approximate the methodology for determining the Daily VWAP of the Common Stock set forth in this definition.

        "Debenture" or "Debentures" has the meaning specified in Section 2.01 hereof and includes any Global Debenture.

        A "Designated Event" will be deemed to have occurred upon the occurrence of a Fundamental Change or a Termination of Trading.

        "Designated Event Expiration Time" has the meaning specified in Section 5.05(b) hereof.

        "Designated Event Notice" has the meaning specified in Section 5.05(b) hereof.

        "Designated Event Repurchase Date" has the meaning specified in Section 5.05(a) hereof.

        "Designated Event Repurchase Notice" has the meaning specified in Section 5.05(c) hereof.

        "Distributed Property" has the meaning specified in Section 4.03(c) hereof.

        "Effective Date" has the meaning specified in Section 4.01(c)(ii) hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Final Maturity Date" has the meaning specified in Section 2.05 hereof.

        "First Supplemental Indenture" has the meaning specified in the recitals hereof.

        "Frontier" has the meaning set forth in Section 3.04 hereof.

        "Fundamental Change" means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not at least 90% common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved)

for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

        "Global Security" has the meaning set forth in the Base Indenture.

        "Guarantee" means an unconditional guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Debt Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Company under this Indenture and the Debt Securities, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Debt Securities under or pursuant to this Indenture and the Debt Securities.

        "Guarantor" means, after the occurrence of a Parent Holding Company Transaction, Frontier.

        "Holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Debenture is registered in the Security Register.

        "Indenture" means the Base Indenture, as amended by the First Supplemental Indenture and, if amended or supplemented as herein provided, as so amended or supplemented.

        "Interest Payment Date" has the meaning set forth in the Base Indenture and, with respect to the Debentures only, shall mean June 15th and December 15th.

        "Last Reported Sale Price" means with respect to the Common Stock, or any other security for which a Last Reported Sale Price is to be determined, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal United States securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or any similar organization. If the Common Stock or such other security is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and asked prices of Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

        "Market Disruption Event" means, with respect to the Common Stock or any other security, the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any options, contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Merger Event" has the meaning specified in Section 4.05.

        "Net Share Settlement" has the meaning specified in Section 4.02(a) hereof.

        "Obligations" has the meaning specified in Section 3.06 hereof.

        "Observation Period" means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date in respect of such Debenture.

        "Offer Expiration Time" has the meaning specified in Section 4.03(f) hereof.

        "Officer's Certificate" has the meaning set forth in the Base Indenture.

        "Optional Redemption" has the meaning specified in Section 5.01 hereof.

        "Outstanding" has the meaning set forth in the Base Indenture.

        "Paying Agent" has the meaning set forth in the Base Indenture.

        "Parent" has the meaning specified in Section 3.04 hereof.

        "Parent Holding Company Transaction" has the meaning specified in Section 3.04 hereof.

        "Person" has the meaning set forth in the Base Indenture.

        "Place of Payment" has the meaning set forth in the Base Indenture.

        "Record Date", solely for purposes of Article Four hereof, has the meaning specified in Section 4.03(g) hereof.

        "Redemption Date" has the meaning specified in Section 5.02 hereof.

        "Redemption Price" has the meaning specified in Section 5.01 hereof.

        "Reference Property" has the meaning specified in Section 4.05(b) hereof.

        "Registered Security" has the meaning set forth in the Base Indenture.

        "Regular Record Date" has the meaning set forth in the Base Indenture and with respect to the Debentures only shall mean June 1st with respect to the Interest Payment Date on June 15th and December 1 with respect to the Interest Payment Date on December 15th.

        "Repurchase Date" has the meaning specified in Section 5.06 hereof.

        "Repurchase Notice" has the meaning specified in Section 5.06 hereof.

        "Rights" means the stock purchase rights issued pursuant to the Rights Plan.

        "Rights Plan" means the Rights Agreement between the Company and Mellon Investor Services LLC, as successor to American Securities Transfer & Trust, Inc., dated February 20, 1997, as amended.

        "Security Registrar" has the meaning set forth in the Base Indenture.

        "Security Register" has the meaning set forth in the Base Indenture.

        "Spin-Off" has the meaning specified in Section 4.03(c) hereof.

        "Stock Price" means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 4.01(c) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change.

        "Subsidiary" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

        "Stated Maturity" has the meaning set forth in the Base Indenture.

        A "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

        "Trading Day" means, with respect to the Common Stock or any other security, a day during which (a) trading in the Common Stock or such other security generally occurs, (b) there is no Market Disruption Event and (c) a Last Reported Sale Price for the Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided, however, that if the Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Date shall mean any Business Day.

        "Trigger Event" has the meaning specified in Section 4.03(c) hereof.

        "Trustee" has the meaning specified in the recitals hereof.

        "Underwriters" means Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as underwriters of the public offering of the Debentures issued on the date hereof pursuant to the Underwriting Agreement.

        "Underwriting Agreement" means the Underwriting Agreement dated December 1, 2005 among the Company and the Underwriters relating to the public offering of the Debentures issued on the date hereof.

ARTICLE II
The Debentures

        SECTION 2.01. Designation of Debentures; Establishment of Form. There shall be a series of Securities designated "5% Convertible Debentures due 2025" of the Company (referred to herein as the "Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

        SECTION 2.02. Issue Price. The Debentures to be issued to the Underwriters pursuant to the Underwriting Agreement shall be issued at the price set forth in the Underwriting Agreement. Any additional Debentures shall be issued at prices determined by an Authorized Officer.

        SECTION 2.03. Ranking. The Debentures shall constitute unsecured, unsubordinated obligations of the Company.

        SECTION 2.04. Amount. The Trustee shall initially authenticate and deliver Debentures for original issue in an aggregate principal amount of up to $80,000,000 (or initially up to $92,000,000 to the extent that the Underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full) upon a Company Order for the authentication and delivery of Debentures, without any further action by the Company. The Company may, without the consent of the Holders of the

Debentures, issue additional Debentures under the Indenture with the same terms, CUSIP number and other provisions as the Debentures initially issued under the Indenture in an unlimited principal amount ("Additional Debentures"), provided that no Additional Debentures shall be issued unless fungible with the Debentures initially issued under the Indenture for U.S. federal income tax purposes.

        SECTION 2.05. Stated Maturity. The date on which the principal of the Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be December 15, 2025 (the "Final Maturity Date").

        SECTION 2.06. Interest. Outstanding Debentures shall bear interest at the rate of 5% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from December 7, 2005, payable semiannually in arrears on each Interest Payment Date, to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date. Interest on the Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

        SECTION 2.07. Place of Payment. The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered address of such Holder (provided that a Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds), or (ii) by transfer to an account maintained by such Holder located in the United States; and provided further, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        SECTION 2.08. Redemption and Repurchase; Sinking Fund. (a) The Company, at its option, may redeem the Debentures in accordance with the provisions set forth in the Debentures and the provisions of this First Supplemental Indenture, including, without limitation, Article Five hereof.

        (b)   The Debentures shall be repurchased by the Company, at the option of the Holders, in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Five hereof.

        (c)   There shall be no sinking fund for the retirement of the Debentures.

        SECTION 2.09. Form and Denomination; Currency. (a) The Debentures shall be Registered Securities and initially be issued in global form as Global Securities.

        (b)   Each Debenture shall be in the denomination of $1,000 or any integral multiple thereof.

        (c)   All obligations of the Company in respect of principal, interest or any other amount owing shall be payable in United States dollars.

        SECTION 2.10. Conversion. The Debentures shall be convertible in accordance with the provisions set forth in the Debentures and this First Supplemental Indenture, including, without limitation, Article Four hereof.

        SECTION 2.11. No Defeasance or Discharge. Article Four and Article Fifteen of the Base Indenture shall not apply to the Debentures.

        SECTION 2.12. Security Registrar; Paying Agent; Conversion Agent. The Company initially appoints the Trustee as Security Registrar, Paying Agent and Conversion Agent. The Company may appoint one or more additional Security Registrars, one or more additional Paying Agents and one or more additional Conversion Agents in accordance with the Indenture. The Security Register shall be maintained at the Corporate Trust Office, which shall initially be U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292. The Company shall maintain an office or agency where Debentures may be presented for purchase or payment (which shall be the office of the Paying Agent) and an office or agency where Debentures may be presented for conversion (which shall be the office of the Conversion Agent).

ARTICLE III
Amendments to the Base Indenture

        SECTION 3.01. Provisions Applicable Only to Debentures. The provisions contained in this First Supplemental Indenture shall apply to the Debentures only and not to any other series of Security issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Debentures and not for the benefit of any other series of Debt Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Debentures Outstanding. Any provisions contained in the Base Indenture relating to any Bearer Security shall for purposes of the Indenture be deleted from the Indenture and have no force or effect herein.

        SECTION 3.02. Mutilated, Destroyed, Lost or Stolen Debentures. The second paragraph of Section 306 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Debentures only, to read as follows:

  "Notwithstanding the above, in case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof."

        SECTION 3.03. Supplemental Indentures with Consent of Holders. Section 902 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Debentures only, by deleting the first paragraph (including clauses (1), (2) (3) and (4) thereof) and replacing it with the following:

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights under this Indenture of the Holders of such Debentures and any related coupons; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture or coupon affected thereby,

  (1) change the Stated Maturity of the principal or any installment of principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the interest thereon or any premium payable upon repayment or repurchase thereof, or change any Place of Payment, or the coin or currency in which any Debenture or the interest thereon or any coupon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, repurchase or repayment, on or after the Redemption Date or applicable repurchase or repayment date, as the case may be); or

  (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting; or

  (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 305 of the Base Indenture or Section 2.12 of the First Supplemental Indenture; or

  (4) reduce the Redemption Price or any repayment or purchase price of any Debenture payable upon redemption, repayment or repurchase of the Debentures pursuant to Article Five of the First Supplemental Indenture, or amend or modify in any manner adverse to the Holders of the Debentures the Company's obligation to make such payments, including following a Designated Event, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

  (5) reduce the number of shares of Common Stock or the amount of any other property required to be delivered to a Holder upon conversion of a Debenture, subject to the terms set forth in Article Four of the First Supplemental Indenture, including the right to elect Net Share Settlement, or otherwise impair the right of a Holder to convert a Debenture; or

  (6) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1012, or the deletion of this proviso, in accordance with the requirements of Section 611(b) and 901(8).

        SECTION 3.04. Creation of Parent Holding Company. Article 8 of the Base Indenture is hereby amended by adding the following after Section 802:

          SECTION 803. Creation of Parent Holding Company. (a) Notwithstanding Section 801 and 802 hereof, if the Company shall enter into any transaction (a "Parent Holding Company Transaction") pursuant to which (i) the holders of all the outstanding capital stock of the Company exchange such capital stock on a pro rata basis for all the shares of capital stock of a corporation (such corporation being referred to herein as "Parent") organized under the laws of any state of the United States of America and formed to serve as a holding company for the Company and (ii) immediately following such Parent Holding Company Transaction, Parent owns all the capital stock of the Company, then subject to compliance with Section 803(b), Parent shall be deemed to be the surviving person in a merger of the Company as described in Section 801 hereof and shall succeed to, and be substituted for, and may exercise every right and power under this Indenture with the same effect as if Parent had been named as the Company herein.

          (b)   As a condition to such Parent Holding Company Transaction, Frontier Airlines, Inc. (for purposes of this Section 803 and Article Sixteen only, "Frontier"), and Parent and shall execute and deliver to the Trustee a supplemental indenture in the form of Annex B to the First Supplemental Indenture pursuant to which Parent shall succeed to and be substituted for, Frontier under this Indenture and Frontier shall become a Guarantor under Article Sixteen and shall guarantee the Obligations (as defined in Article Sixteen). Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (1) all conditions to a Parent Holding Company Transaction set forth in this Section 803 of the Indenture have been satisfied; (2) such supplemental indenture has been duly authorized, executed and delivered by Parent and Frontier; and (3) (A) each of the Indenture and any outstanding Debentures is a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, in substantially the form of, and subject to substantially the same limitations and qualifications as set forth in, the Opinion of Counsel dated as of the date hereof delivered to the Trustee in connection with the execution and delivery of the First Supplemental Indenture and (B) the Guarantee of Frontier is a legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to principles of equity, whether considered in a proceeding at law or in equity, and such other reasonable and customary limitations and qualifications.

        SECTION 3.05. Supplemental Indentures without Consent of Holders. Section 901 of the Base Indenture is hereby amended by:

        (a)   replacing the period at the end of paragraph (10) with "; or"; and

        (b)   inserting immediately after said paragraph (10), the following:

    "(11) pursuant to a Parent Company Holding Company Transaction in accordance with Section 803 of the Indenture."

        SECTION 3.06. Guarantees. The Base Indenture is hereby amended by adding the following after Article XV:

ARTICLE XVI
Guarantees

          Section 1601. Guarantees.

          If the Company enters into a Parent Holding Company Transaction and Parent and Frontier execute and deliver to the Trustee a supplemental indenture pursuant to Section 803 of the Indenture, this Article Sixteen shall apply.

          Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Debt Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Debt Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Debt Securities (all the foregoing being hereinafter collectively called the "Obligations"). Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that Guarantor will remain bound under this Article Sixteen notwithstanding any extension or renewal of any Obligation.

          Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Guarantor waives notice of any default under the Debt Securities or the Obligations. The obligations of Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Debt Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Debt Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of Guarantor.

          Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Debt Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law or equity.

          Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against Guarantor by virtue hereof, upon the failure of the Company to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

          Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1601.

          SECTION 1602. Successors and Assigns. This Article Sixteen shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Debt Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 1603. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Sixteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Sixteen at law, in equity, by statute or otherwise.

          SECTION 1604. Modification. No modification, amendment or waiver of any provision of this Article Sixteen, nor the consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE IV
Conversion of Debentures

        SECTION 4.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article Four, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Debenture at any time prior to the close of business on the scheduled Trading Day immediately preceding December 15, 2025, at a rate (the "Conversion Rate") of 96.7352 shares of Common Stock (or a combination of cash and shares of Common Stock, if the Company elects Net Share Settlement), per $1,000 principal amount (the "Conversion Obligation"). The Conversion Rate is subject to adjustment by the Company as provided in Section 4.03.

        (b)   If the Company is a party to any transaction or event that constitutes a Fundamental Change, a Holder may surrender Debentures for conversion at any time from and after the 30th scheduled Trading Day prior to the anticipated effective date of such transaction or event until the related Designated Event Repurchase Date and, upon such surrender, if the Fundamental Change occurs prior to December 15, 2010, then the Holder shall be entitled to the increase in the Conversion Rate, if any, specified in Section 4.01(c). The Company shall give notice to all Holders and the Trustee of the Fundamental Change and issue a press release providing the same information no later than 30 scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.

        (c)   (i) If a Holder elects to convert Debentures in connection with a Fundamental Change that occurs prior to December 15, 2010, the Conversion Rate applicable to each $1,000 principal amount of Debentures so converted shall be increased by an additional number of shares of Common Stock (the "Additional Shares") as specified in (ii) below. Settlement of Debentures so tendered for conversion shall be made in accordance with Section 4.02(c). For purposes of this Section 4.01(c), a conversion shall be deemed to be "in connection" with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 4.01(b).

        (ii)   The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the "Effective Date"), and the Stock Price; provided, however, that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365/366-day year; and provided further, however, that if (1) the Stock Price is greater than $50.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $8.27 per share (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 120.9190 per $1,000 principal amount of Debentures (subject to adjustment in the same manner as set forth in Section 4.03).

        (iii)  The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

        SECTION 4.02. Settlement Upon Conversion; Conversion Procedure. (a) Subject to Section 4.02(b), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion either (i) in shares of Common Stock, by delivering shares of Common Stock equal to the Conversion Rate on or prior to the third Trading Day immediately following the Conversion Date or (ii) in cash and shares of Common Stock, if applicable, by delivering, on or prior to the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided, however, that in either case the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to paragraph (l) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period. The Company's election to satisfy the Conversion Obligation with a combination of cash and shares of Common Stock pursuant to this Section 4.02(a) is referred to as "Net Share Settlement".

        (b)   If the Conversion Rate is increased by the Additional Shares as a result of a Fundamental Change, and the Company does not elect Net Share Settlement, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion as follows:

          (A)  If the date on which Debentures are surrendered for conversion is prior to the third Trading Day immediately preceding the Effective Date (the "Cut-off Date"), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) on or prior to the third Trading Day immediately following the Cut-off Date. In addition, as soon as practicable following the Effective Date, the Company shall deliver the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c), if any, or the equivalent of such shares in Reference Property, as applicable.

          (B)  If the date on which Debentures are surrendered for conversion is on or following the Cut-off Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion by (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 4.01(c)) on the later to occur of (i) the Effective Date and (ii) the third Trading Day immediately following the Cut-off Date by delivering the number of shares of Common Stock (based on the Conversion Rate without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) plus the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c), if any, or the equivalent of such shares in Reference Property, as applicable.

        (c)   If the Conversion Rate is increased by the Additional Shares as a result of a Fundamental Change, and the Company elects Net Share Settlement, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion as follows:

          (A)  If the last day of the applicable Observation Period related to Debentures surrendered for conversion is prior to the third Trading Day preceding the Effective Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion by delivering the cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 4.01(c)) on the third Trading Day immediately following the last day of the applicable Observation Period. As soon as practicable following the Effective Date, the Company shall deliver the increase in such amount of cash and shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to Holders, the Company shall pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company shall deliver such increase by delivering Reference Property based on such increased number of shares.

          (B)  If the last day of the applicable Observation Period related to Debentures surrendered for conversion is on or following the third scheduled Trading Day preceding the Effective Date, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures tendered for conversion (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 4.01(c) above) on the later to occur of (1) the Effective Date and (2) the third Trading Day immediately following the last day of the applicable Observation Period.

        (d)   Before any Holder of a Debenture shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Debenture, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in paragraph (j) below and, if required, pay all taxes or duties, if any, and (2) in the case of a Debenture issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Debenture (or a facsimile thereof) (a "Conversion Notice") at the office of the Conversion Agent and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in paragraph (j) below, and (D) if required, pay all taxes or duties, if any. A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") that the Holder has complied with the requirements set forth in this Section 4.02(d).

        No Conversion Notice with respect to any Debentures may be tendered by a Holder thereof if such Holder has also tendered a Repurchase Notice or Designated Event Repurchase Notice and not validly withdrawn such Repurchase Notice or a Designated Event Repurchase Notice in accordance with the applicable provisions of Section 5.05 or 5.06, as the case may be.

        If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Debentures, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

        (e)   Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 4.02(a), except to the extent specified in Section 4.02(b) or 4.02(c). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the Holder of the Debenture surrendered for conversion, or such Holder's nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock (or Reference Property) to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares as determined pursuant to paragraph (l) below).

        (f)    In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

        (g)   If a Holder submits a Debenture for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock (or Reference Property) to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock (or Reference Property) being issued in a name other than the Holder's name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

        (h)   Except as provided in Section 4.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Debenture as provided in this Article Four.

        (i)    Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any Conversion Agent other than the Trustee.

        (j)    Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company's settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Debenture and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Debentures so converted; provided, however, that no such payment need be made (1) if the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Designate Event Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue interest existing at the time of conversion with respect to such Debenture. Except as described above, no payment or adjustment will be made for accrued interest on converted Debentures.

        (k)   The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Debentures on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Debentures shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Debentures, such Person shall no longer be a Holder.

        (l)    No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

        SECTION 4.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

        (a)   In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	×	OS' OS0
where
CR0	=	the Conversion Rate in effect immediately prior to such event;
CR'	=	the Conversion Rate in effect immediately after such event;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such event; and
OS'	=	the number of shares of Common Stock outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 4.03(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

        (b)   In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula: where

CR'	=	CR0	×	OS0 + X OS0 + Y
where
CR0	=	the Conversion Rate in effect immediately prior to such event;
CR'	=	the Conversion Rate in effect immediately after such event;
OS0	=	the number of shares of Common Stock outstanding immediately prior to such event;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date (or, if earlier, the "ex-date" relating to such distribution) for the issuance of such rights, warrants or convertible securities.

Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

        In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

        (c)   In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of the Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 4.03(a)), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by

Section 4.03(b) or Section 4.03(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 4.03(c) called the "Distributed Property"), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	×	SP0 SP0 - FMV
where
CR0	=	the Conversion Rate in effect immediately prior to such distribution;
CR'	=	the Conversion Rate in effect immediately after such distribution;
SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-date relating to such distribution); and
FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution (or, if earlier, the ex-date relating to such distribution).

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, for each $1,000 principal amount of Debentures upon conversion, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.

        With respect to an adjustment pursuant to this Section 4.03(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a "Spin-Off"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR'	=	CR0	×	FMV0 + MP0 MP0
where
CR0	=	the Conversion Rate in effect immediately prior to such distribution;
CR'	=	the Conversion Rate in effect immediately after such distribution;
FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and
MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided, however, that in respect of any conversion within the ten Trading Days following any Spin-Off, references within this paragraph (c) to ten days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

        Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03(c) (and no adjustment to the Conversion Rate under this Section 4.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(c). If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03(c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

        For purposes of this Section 4.03(c), Section 4.03(a) and Section 4.03(b), any dividend or distribution to which this Section 4.03(c) is applicable that also includes shares of Common Stock to which Section 4.03(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.03(a) or Section 4.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 4.03(b) applies (and any Conversion Rate adjustment required by this Section 4.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the Record Date" and "the date fixed for such determination" within the meaning of Section 4.03(a) and Section 4.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding immediately prior to such event" within the meaning of Section 4.03(a).

        (d)   In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR'	=	CR0	×	SP0 SP0 - C
where
CR0	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution;
CR'	=	the Conversion Rate in effect immediately after the Record Date for such distribution;
SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-date relating to such distribution); and
C	=	the amount in cash per share the Company distributes to holders of Common Stock.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

        For the avoidance of doubt, for purposes of this Section 4.03(d), in the event of any reclassification of the Common Stock, as a result of which the Debentures become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.03(d), references in this Section 4.03(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Debentures are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

        (e)   In case the Company, any Parent or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR'	=	CR0 ×	AC + (SP' × OS') OS0 × SP'
where
CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires;
CR'	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and
SP'	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Conversion Rate will be made if the application of the foregoing formulae would result in a decrease in the Conversion Rate.

        (f)    In case of a tender offer or exchange offer made by a Person other than the Company, any Parent or one of its Subsidiaries for Common Stock, where (1), as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, (2) the tender offer or exchange offer is for an amount that increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and (3) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common

Stock on the Trading Day next succeeding the Offer Expiration Time, the Conversion Rate shall be increased based on the following formula:

CR'	=	CR0 ×	FMV + (SP' × OS') OS0 × SP'
where
CR0	=	the Conversion Rate in effect on the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Offer Expiration Time");
CR'	=	the Conversion Rate in effect immediately following the Offer Expiration Time;
FMV	=
the fair market value (as determined by the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange or offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the "Accepted Purchase Shares");
OS'	=	the number of shares of Common Stock outstanding (less any Accepted Purchase Shares) as of the Offer Expiration Time;
OS0	=	the number of shares of Common Stock outstanding (including any Accepted Purchase Shares) as of the Offer Expiration Time; and
SP'	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the Offer Expiration Time.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.03(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 4.05.

        (g)   For purposes of this Section 4.03, (1) the term "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise) and (2) the term "ex-date" shall mean the first date on which the Common Stock or any other applicable security trades on the applicable exchange or in the applicable market, regular way, without the right to receive the applicable issuance or distribution.

        (h)   In addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 4.03, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq National Market, the Company from time to time may increase the Conversion Rate by any amount if the Board of Directors determines that such increase would be in the Company's best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Debenture at his last address appearing on the Security Register a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

        (i)    All calculations and other determinations under this Article Four shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company's issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 4.03. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time; provided, however, that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the Debentures for redemption or upon maturity.

        (j)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at his last address appearing on the Security Register provided for in Section 305 of the Base Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

        (k)   In any case in which this Section 4.03 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 4.03(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 4.03(b), or (4) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 4.03(e) or (f) (each an "Adjustment Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 4.03. For purposes of this Section 4.03(k), the term "Adjustment Event" shall mean:

          (i)    in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii)   in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii)  in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv)  in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

        (l)    For purposes of this Section 4.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

        SECTION 4.04. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Debentures from time to time as such Debentures are presented for conversion.

        SECTION 4.05. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, binding share exchange, or (iii) any sale or conveyance of all or substantially all of the assets of the Company to any other Person, in either case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a "Merger Event"), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 901(1) of the Base Indenture providing for the conversion and settlement of the Debentures as set forth in the Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Four and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article Five hereof. In the event the Company shall execute a supplemental indenture pursuant to this Section 4.05, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

        (b)   Notwithstanding the provisions of Section 4.02(a) and Section 4.02(b), and subject to the provisions of Section 4.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Debentures will be changed to a right to convert such Debenture by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the "Reference Property") such that from and after the effective time of such transaction, the Conversion Obligation shall be settled:

          (1)   if the Company does not elect Net Share Settlement, by delivery, in lieu of shares of Common Stock, Reference Property in an amount equal to the applicable Conversion Rate, or

          (2)   if the Company elects Net Share Settlement, by delivery of (a) cash (up to the aggregate principal amount of the Debenture being surrendered for conversion) and (b) Reference Property, equal to the sum of the Daily Settlement Amounts (calculated based on the Reference Property) for each of the 20 Trading Days in the related Observation Period.

        (c)   For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with this paragraph (c). None of the foregoing provisions shall affect the right of a Holder of Debentures to convert its Debentures in accordance with the provisions of Article Four hereof prior to the effective date of the applicable Merger Event.

        (d)   The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        (e)   The above provisions of this Section 4.05 shall similarly apply to successive Merger Events.

        SECTION 4.06. Certain Covenants. (a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

        The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

        (b)   The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

        (c)   The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures.

        SECTION 4.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any

Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Four.

        Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 4.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 and 603 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

        SECTION 4.08. Notice to Holders Prior to Certain Actions. In case:

        (a)   the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or

        (b)   the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

        (c)   of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company other than a Parent Company Holding Company Transaction; or

        (d)   of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Security Register as promptly as possible but in any event at least twenty days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

        SECTION 4.09. Shareholder Rights Plans. Upon conversion of the Debentures, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated Rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts unless, prior to conversion, the Rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the Holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Debentures, then no other adjustment pursuant to this Article Four shall be made in connection with such shareholder rights plans.

ARTICLE V
Redemption and Repurchase

        SECTION 5.01. Redemption of Debentures at the Option of the Company. The Company may not redeem any Debentures prior to December 20, 2010. At any time on or after December 20, 2010, the Debentures may be redeemed at the option of the Company (an "Optional Redemption"), in whole or in part, upon notice as set forth in Section 5.02 hereof, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest, if any (the "Redemption Price"), to, but excluding the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption and the Redemption Price payable will be 100% of the principal amount of such Debenture and will not include any interest.

        SECTION 5.02. Notice of Optional Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 5.01 hereof, it shall fix a date for redemption (each, a "Redemption Date") and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

        Each such notice of redemption shall specify (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) whether the Company has elected to pay upon such conversion a combination of cash and shares of Common Stock in lieu of delivery of shares of Common Stock only with respect to any conversions made prior to the Redemption Date, (x) the method of calculating the number of shares and/or the amount of cash to be delivered to the Holder upon conversion pursuant to Article Four of this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this First Supplemental Indenture with respect to any conversions made prior to the Redemption Date. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

        On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 5.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided, however, that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 5.02 in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date. If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture and accrued interest thereon to, but excluding, the Redemption Date shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed pursuant to Section 5.01 hereof, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

        If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

        Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

        SECTION 5.03. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 5.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock (or a combination of cash and shares of Common Stock if the Company elects Net Share Settlement) pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, together with interest accrued to (but excluding) the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with interest accrued to said date) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and the Debentures shall cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof and accrued interest to, but excluding, the Redemption Date. On presentation and surrender of such Debentures at a place of payment specified in said notice, such Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption and the Redemption Price payable will be 100% of the principal amount of such Debenture and will not include any interest.

        Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

        Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of interest on the Debentures or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at a rate equal to 1% per annum plus the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

        SECTION 5.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to, but excluding, the Redemption Date of such Debentures. Notwithstanding anything to the contrary contained in this Article Five, the obligation of the Company to pay the Redemption Price of such Debentures, together with interest accrued to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture.

        SECTION 5.05. Repurchase at Option of Holders Upon a Designated Event. (a) If there shall occur a Designated Event at any time prior to the Final Maturity Date, then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Debentures for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the

"Designated Event Repurchase Date") that is not fewer than thirty (30) nor more than sixty (60) days after the date of the Designated Event Notice (as defined in Section 5.05(b)) of such Designated Event at a purchase price equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided, however, that if such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for repurchase and the Repurchase Price payable will be 100% of the principal amount of such Debenture and will not include any interest.

        Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unpurchased portion of the Debentures presented.

        (b)   On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Designated Event a notice (the "Designated Event Notice") of the occurrence of such Designated Event and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 5.02 (without regard for the time limits set forth therein).

        If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Holders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Holder may elect to have the Company repurchase as provided in this Section 5.05.

        Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the Holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (or, if such day is not a Business Day, the next succeeding Business Day) (the "Designated Event Expiration Time"), that the Holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Holder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the Holder is to surrender such Holder's Debentures, the amount of interest accrued on each Debenture to (but excluding) the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

        No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 5.05.

        (c)   For a Debenture to be so repurchased at the option of the Holder pursuant to this Section 5.05, (i) the Company must receive at the office or agency of the Company maintained for that purpose pursuant to Section 2.07 hereof the Holder's duly completed repurchase notice in the form set forth on the reverse of the Debenture entitled "Option to Elect Repayment Upon A Designated Event" (a "Designated Event Repurchase Notice") on or before the Designated Event Expiration Time and (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) must have occurred at any time after delivery of the applicable Designated Event Repurchase Notice and the Designated Event Expiration Time (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the purchase price therefor; provided, however, that such purchase price shall be so paid pursuant to this Section 5.05 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

        The Company shall purchase from the Holder thereof, pursuant to this Section 5.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 5.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the completed form entitled "Option to Elect Repurchase Upon a Designated Event" contemplated by this Section 5.05 shall have the right to withdraw such election at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date, specifying:

          (i)    the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

          (ii)   the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

          (iii)  the principal amount, if any, of such Debenture which remains subject to the original election and which has been or will be delivered for purchase by the Company.

        The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

        (d)   On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided, however, that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly

(but in no event more than three (3) Business Days) following the Designated Event Repurchase Date. If the Trustee or other Paying Agent appointed by the Company, or the Company, if the Company is acting as the Paying Agent, on the Business Day following the Designated Event Repurchase Date, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof, that are to be repurchased as of the Designated Event Repurchase Date, on or after the Designated Event Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date, upon delivery of the Debentures.

        (e)   In the case of a reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance to which Section 4.05 hereof applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture relating to the right of Holders of the Debentures to cause the Company to repurchase the Debentures following a Designated Event, including without limitation the applicable provisions of this Section 5.05 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

        (f)    The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the Holders of Debentures in the event of a Designated Event.

        SECTION 5.06. Repurchase of Debentures by the Company at Option of the Holder. Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the Holder on December 15, 2010, December 15, 2015 and December 15, 2020 (each, a "Repurchase Date"), at a purchase price of 100% of the principal amount, subject to the provisions of Section 5.07 hereof, plus accrued and unpaid interest on such repurchased Debentures, up to the relevant Repurchase Date. Repurchases of Debentures under this Section 5.06 shall be made, at the option of the Holder thereof, upon:

          (i)    delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed Repurchase Notice (a "Repurchase Notice") in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date; and

          (ii)   delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice

  (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the holder of the purchase price therefor; provided, however, that such purchase price shall be so paid pursuant to this Section 5.06 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice. The Company shall purchase from the holder thereof, pursuant to this Section 5.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 5.06 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

        Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 5.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.08 hereof.

        The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

        Notwithstanding the foregoing, the Company shall not repurchase any Debentures if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Repurchase Date.

        SECTION 5.07. Procedures for the Repurchase of Debentures. (a) At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)    the information required by Section 5.07(c) in the Company Repurchase Notice, and

          (ii)   whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 5.07(c).

        (b)   The Company Repurchase Notice, as provided in Section 5.07(c), shall be sent to Holders at their addresses shown in the Security Register and to beneficial owners of the Debentures, as required by applicable law, not less than 20 Business Days prior to such Repurchase Date (the "Company Repurchase Notice Date").

        (c)   In connection with any repurchase of Debentures, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to Holders and, if applicable, to beneficial owners of the Debentures (with a copy to the Trustee) setting forth information specified in this Section 5.07(c) (the "Company Repurchase Notice").

        Each Company Repurchase Notice shall:

          (1)   state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

          (2)   include a form of Repurchase Notice;

          (3)   state the name and address of the Trustee (or other Paying Agent appointed by the Company);

          (4)   state that Debentures must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the purchase price;

          (5)   state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this First Supplemental Indenture; and

          (6)   state the CUSIP number of the Debentures.

          Company Repurchase Notices may be given by the Company or, at the Company's request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

        (d)   The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures.

        SECTION 5.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 5.06 hereof, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price and accrued and unpaid interest up to, but excluding, the relevant Repurchase Date, with respect to such Debenture. Such purchase price shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee at its Corporate Trust Office in New York City (or other Paying Agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in Section 5.06) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 5.06. Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

        A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

          (1)   the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

          (2)   the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

          (3)   the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

        SECTION 5.09. Deposit of Purchase Price. (a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company; or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date.

        (b)   If the Trustee or other Paying Agent appointed by the Company, or the Company or a subsidiary or affiliate of either of them if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to purchased as of the Repurchase Date, on or after the Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the purchase price, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, as and to the extent provided in Section 5.08 hereof, upon delivery of the Debentures.

        SECTION 5.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

        SECTION 5.11. Repayment to the Company. The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the purchase price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.09 hereof exceeds the aggregate purchase price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE VI
Miscellaneous

        SECTION 6.01. Integral Part. This First Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Debentures only as provided in Section 3.01 hereof.

        SECTION 6.02. Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

        SECTION 6.03. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

        SECTION 6.04. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6.05. Conflict of Any Provision of Indenture with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        SECTION 6.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        SECTION 6.07. Separability Clause. In case any provision in this First Supplemental Indenture or in the Debt Securities or any coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 6.08. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

        SECTION 6.09. Benefit of Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

        SECTION 6.10. Acceptance by Trustee. The Trustee accepts the amendments to the Base Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

FRONTIER AIRLINES, INC., as issuer,
by	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as trustee,
by	Name: Title:

[ATTEST or Authorized Acknowledgement]

SCHEDULE A

	Stock Price
Effective Date	$8.27	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$50.00
December 7, 2005	24.1833	18.2070	13.4430	10.6873	8.8679	7.5609	6.5674	5.7827	5.1451	4.6159	4.1693	3.7871	3.4563	3.1672	2.3025
December 15, 2006	22.5862	16.2640	11.6025	9.0999	7.5176	6.4051	5.5676	4.9086	4.3739	3.9303	3.5558	3.2353	2.9578	2.7150	1.9878
December 15, 2007	21.1796	14.2073	9.5642	7.3384	6.0243	5.1289	4.4625	3.9398	3.5159	3.1642	2.8671	2.6127	2.3923	2.1995	1.6212
December 15, 2008	20.0429	11.8127	7.0757	5.2183	4.2513	3.6221	3.1580	2.7935	2.4972	2.2508	2.0424	1.8639	1.7092	1.5739	1.1678
December 15, 2009	19.8300	8.8337	3.8720	2.6576	2.1732	1.8651	1.6325	1.4472	1.2957	1.1695	1.0626	0.9711	0.8917	0.8223	0.6140
December 15, 2010	24.1838	3.2648	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

ANNEX A

[Include only for Global Debentures:]

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

FRONTIER AIRLINES, INC.
5% CONVERTIBLE DEBENTURE DUE 2025

CUSIP: 359065 AA 7
No.	$

        Frontier Airlines, Inc., a corporation duly organized and validly existing under the laws of the State of Colorado (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [            ] or its registered assigns, [the principal sum of                        DOLLARS] [the principal sum set forth on Schedule I hereto] on December 15, 2025 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year, commencing June 15, 2006, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from December 7, 2005 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any Interest Payment Date will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Holder (provided that the Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Holder located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        The Company promises to pay interest on overdue principal (to the extent that payment of such interest is enforceable under applicable law) at the rate per annum borne by this Debenture plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

        Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into shares of Common Stock of the Company (or cash and shares of Common Stock if the Company elects Net Share Settlement) on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

        This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

[SEAL]		FRONTIER AIRLINES, INC.
		by	Name: Title:
Attest:
by	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Debt Securities of the series designated therein referred to in the within-named Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee,
by	Name: Title:
Authorized Officer

FORM OF REVERSE OF DEBENTURE
FRONTIER AIRLINES, INC.
5% CONVERTIBLE DEBENTURE DUE 2025

        This Debenture is one of a duly authorized issue of a series of Debt Securities of the Company, designated as its 5% Convertible Debentures Due 2025 (herein called the "Debentures"), issued and to be issued under and pursuant to an Indenture dated as of December 7, 2005, as amended and supplemented by a First Supplemental Indenture (the "First Supplemental Indenture"), dated as of December 7, 2005 (as so amended and supplemented, herein called the "Indenture"), between the Company and U.S. Bank National Association, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

        The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

        At any time on or after December 20, 2010 and prior to the Final Maturity Date, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the Holders of Debentures at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date; provided, however, that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption and the Redemption Price payable will be 100% of the principal amount of such Debenture and will not include any interest. The Debentures will be redeemable in multiples of $1,000 principal amount.

        The Company may not give notice of any redemption of the Debentures if a default in the payment of interest on the Debentures has occurred and is continuing, or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Debentures are not subject to redemption through the operation of any sinking fund. In case an Event of Default shall have occurred and be continuing, the principal of, and accrued interest on, all Debentures may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        If a Designated Event occurs at any time prior to the Final Maturity Date, the Holders of Debentures, at their option, can require the Company to repurchase all or a portion of their Debentures on a Designated Event Redemption Date at a repurchase price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the repurchase date; provided, however, that if such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for repurchase and the Repurchase Price payable will be 100% of the principal amount of such Debenture and will not include any interest. The Debentures will be repurchased in multiples of $1,000 principal amount. The Company shall mail to all Holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event.

        For a Debenture to be so repurchased at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled "Option to Elect Repurchase Upon a Designated Event" on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the close of business on the Designated Event Expiration Time. The Designated Event Repurchase Date shall be the Business Day selected by the Company, which date shall be no less than thirty (30) days nor more than sixty (60) days after the date of the notice of the Designated Event.

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on December 15, 2010, December 15, 2015 and December 15, 2020, in whole multiples of $1,000 at a repurchase price of 100% of the principal amount of such Debenture, plus accrued and unpaid interest to, but not including, the Repurchase Date. To exercise such right, a Holder shall deliver to the Company such Debenture with the form entitled "Repurchase Notice" on the reverse thereof duly completed at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date, and shall deliver the Debentures, duly endorsed for transfer, to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

        Holders have the right to withdraw any repurchase notice by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

        Subject to compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 96.7352 shares of the Company's Common Stock (or, if the Company elects Net Share Settlement, a combination of cash and shares of the Company's Common Stock), subject to adjustment as provided in the Indenture. A Debenture in respect of which a Holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture. The Conversion Rate for the Debentures on any Conversion Date shall be determined as set forth in the Indenture and will be adjusted as set forth in Article Four of the First Supplemental Indenture. The Company shall deliver cash in lieu of issuing any fractional share of Common Stock upon conversion of a Debenture as provided in the Indenture.

        A Holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Debenture, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from December 7, 2005) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or if the Company elects

Net Share Settlement, a combination of cash and shares of the Company's Common Stock, in exchange for the Debenture being converted pursuant to the provisions hereof.

        Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided, however, that no such payment need be made (1) if the Company specified a Redemption Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any overdue interest existing on the Conversion Date with respect to the Debentures converted.

        In lieu of issuing shares of Common Stock upon conversion of any Debenture, the Company in its discretion has the right to settle to its Conversion Obligation in a combination of cash and shares of Common Stock as provided in Section 4.02 of the First Supplemental Indenture.

        Subject to the provisions of the Indenture, if a Holder elects to convert Debentures following the occurrence of a Fundamental Change that occurs prior to December 15, 2010, the Company will increase the number of shares of Common Stock issuable upon conversion of the Debentures by a number of additional shares of Common Stock (the "Additional Shares") as set forth in the Indenture.

        To convert a Debenture, a Holder must (i) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such notice to a Conversion Agent, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (iv) pay any transfer or similar tax, if required and (v) if required pay funds equal to the interest payable on the next Interest Payment Date.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, to enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights under the Indenture of the Holders of such Debentures and any related coupons; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture or coupon affected thereby, (1) change the Stated Maturity of the principal or any installment of principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the interest thereon or any premium payable upon repayment or repurchase thereof, or change any Place of Payment, or the coin or currency in which any Debenture or the interest thereon or any coupon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or applicable repayment date, as the case may be); or (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture, or reduce the requirements of Section 1404 of the Base Indenture for quorum or voting; or (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 305 of the Base Indenture or Section 2.12 of the First Supplemental Indenture; or (4) reduce the Redemption Price or any purchase price of any Debenture payable upon redemption or repurchase of the Debentures pursuant to Article Five of the First Supplemental Indenture, or amend or modify in any manner adverse to the Holders of the Debentures the Company's obligation to make such payments, including following a Designated Event, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or (5) reduce the number of shares of Common Stock or the amount of any other property required to be delivered to a Holder upon conversion of a Debenture, subject to the terms set forth in Article Four of the First Supplemental Indenture, or otherwise impair the right of a Holder to convert a Debenture; or (6) modify any of the provisions of Section 902, Section 513 or Section 1009 of the Base Indenture, except to increase any such percentage or to provide that certain other provisions of the Base Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

        Notwithstanding anything other provision of this Indenture, so long the Debentures are in the form of Global Securities, the parties to the Indenture and the Holders of such Debentures will be bound at all times by the applicable procedures of the Depositary.

        No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

"TEN COM"—as tenants in common	"UNIF GIFT MIN ACT"		Custodian
		(Cust)		(Minor)
"TEN ENT"—as tenant by the entireties	under Uniform Gifts to Minors Act
"JT TEN"—as joint tenants with right of survivorship and not as tenants in common	(State)

        Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:
FRONTIER AIRLINES, INC.

U.S. BANK
NATIONAL ASSOCIATION

        The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Frontier Airlines, Inc. (or, if the Company elects Net Share Settlement, a combination of cash and shares of Common Stock) in accordance with the terms of the Indenture referred to in this Debenture, and directs that the cash payable and/or the shares issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Name of Holder or underlying participant of Depository

Signature(s)

        Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        Signature Guarantee

        Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, and the Person to whom cash, if any, is to be made, if other than to and in the name of the registered Holder:

(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$
Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPURCHASE
UPON A DESIGNATED EVENT

TO:
FRONTIER AIRLINES, INC.

U.S. BANK NATIONAL ASSOCIATION

        The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Frontier Airlines, Inc. (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

        NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

        Principal amount to be repaid (if less than all): $

        Social Security or Other Taxpayer Identification Number:

REPURCHASE NOTICE

TO:
FRONTIER AIRLINES, INC.

U.S. BANK NATIONAL ASSOCIATION

        The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Frontier Airlines, Inc. (the "Company") regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

        NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

        Debenture Certificate Number (if applicable):

        Principal amount to be repurchased (if less than all): $

        Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

        For value received                                                 hereby sell(s) assign(s) and transfer(s) unto [            ] (please insert Social Security [            ] or other Taxpayer Identification Number [            ] of assignee) the within Debenture, and hereby irrevocably constitutes and appoints attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

        Dated:

        Signature(s)

        Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

        Signature Guarantee

        NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or any change whatever.

Schedule I

[Include Schedule I only for a Global Debenture]

FRONTIER AIRLINES, INC.

5% Convertible Debentures Due 2025

        The initial principal amount of this Global Debenture is [    ] DOLLARS ($[    ]). Such principal amount has been increased or decreased as set forth below by or on behalf of the Depository in accordance with the Indenture.

Date	Amount of Increase in Principal Amount	Amount of Decrease in Principal Amount	Principal Amount after Increase or Decrease	Authorized Signature of Trustee or Custodian

ANNEX B

FORM OF SUPPLEMENTAL INDENTURE

        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of                        , among Frontier Airlines, Inc., a Colorado corporation ("Frontier"), a wholly owned subsidiary of [PARENT], a            corporation ("Parent"), Parent and U.S. BANK NATIONAL ASSOCIATION, a            , as trustee under the indenture referred to below (the "Trustee").

W I T N E S S E T H:

        WHEREAS Frontier has heretofore executed and delivered to the Trustee a Base Indenture dated as of December 7, 2005, and a First Supplemental Indenture dated as of December 7, 2005 (collectively, the "Indenture"; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance by Frontier of its 5% Convertible Debentures Due 2025;

        WHEREAS the Indenture requires that, as a condition to any Parent Holding Company Transaction, (1) Parent enter into a supplemental indenture to assume all the obligations of Frontier under the Indenture and (2) Frontier fully and unconditionally guarantee all the obligations of Parent under the Indenture;

        WHEREAS the Indenture permits Frontier to execute and deliver to the Trustee a supplemental indenture pursuant to which Frontier shall unconditionally guarantee all the Company's obligations under the Debt Securities pursuant to a Guarantee on the terms and conditions set forth herein;

        WHEREAS the Guarantee contained in this Supplemental Indenture shall constitute a "Guarantee" and Frontier shall constitute a "Guarantor" for all purposes of the Indenture; and

        WHEREAS pursuant to Section 901(1) and (10) of the Indenture, the Trustee, Parent and Frontier are authorized to execute and deliver this Supplemental Indenture;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Parent, Frontier and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Debt Securities as follows:

        1.     Parent Substituted. Parent hereby agrees to succeed to and be substituted for the Company under the Indenture with the same effect as if Parent had been named as the Company in the Indenture, and on and from the date of this Supplemental Indenture, Parent shall succeed to, and be substituted for, and may exercise every right and power under the Indenture with the same effect as if Parent had been named as the Company therein.

        2.     Agreement to Guaranty. Frontier hereby agrees to unconditionally guarantee the Company's obligations under the Debt Securities on the terms and subject to the conditions set forth in Article 16 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Debt Securities.

        3.     Successors and Assigns. This Supplemental Indenture shall be binding upon Parent and Frontier and their respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Debt Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture and the Indenture.

        4.     No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Debt

Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Debt Securities at law, in equity, by statute or otherwise.

        5.     Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (1) all conditions to a Parent Holding Company Transaction set forth in Section 8.03 of the Indenture have been satisfied; (2) this Supplemental Indenture has been duly authorized, executed and delivered by each of Parent and Frontier; and (3) (A) each of the Indenture and any outstanding Debentures is a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, in substantially the form of, and subject to substantially the same limitations and qualifications as set forth in, the Opinion of Counsel dated as of December 7, 2005 delivered to the Trustee in connection with the execution and delivery of the First Supplemental Indenture and (B) the Guarantee of Frontier is a legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to principles of equity, whether considered in a proceeding at law or in equity, and such other reasonable and customary limitations and qualifications.

        6.     Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

        7.     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        8.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9.     Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FRONTIER AIRLINES, INC.,
By:	Name: Title:
[PARENT],
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee,
By:	Name: Title:

QuickLinks

FIRST SUPPLEMENTAL INDENTURE Dated as of December 7, 2005